EXHIBIT 10.3

HARD ASSET MANAGEMENT, INC.
OPTION AGREEMENT

This Option Agreement ("Agreement"), dated effective as of the 7th day of April, 2010, is entered into by and between Hard Asset Management, Inc., a Nevada corporation (the "Company") and Tom Gingerich, a Texas resident (the "Optionee").

This Option Agreement shall serve to fully document (or re-document, as the case may be) that certain option grant dated effective as of the 9th day of March, 2010 (the "Original Date of Grant"), in favor of Optionee. Accordingly. the Original Date of Grant shall be preserved for purposes of determining vesting under this Option Agreement. Further, this Option Agreement reflects all adjustments occasioned by changes in the capitalization of the Company, since the Original Date of Grant.

Recitals

WHEREAS, the Company has adopted the Hard Asset Management, Inc. 2010 Stock Incentive Plan (the "Plan"), which permits the Company, among other matters, to issue options to acquire shares of common stock in the Company to the Company's employees, directors and certain others providing services to the Company and its affiliates; and,

WHEREAS, the Company desires to issue to Optionee an option to acquire shares of common stock in the Company, pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, the Board of Directors of the Company has approved the grant to Optionee of an option to purchase shares of common stock in the Company on the terms and conditions herein described.

NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, it is hereby agreed as follows:

1               Grant of Option.

a.
Grant. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to Optionee an option (the "Option") to acquire FIVE HUNDRED THOUSAND (500,000) shares of common stock of the Company (the "Shares").

b.	Option Price. The price at which the Shares subject to the Option under this Agreement may be purchased shall be $0.005 per share.

2.              Exercise and Payment.

a.
Manner of Exercise. The Optionee (or representative) may exercise any portion of this Option that has become exercisable in accordance with the terms hereof as to all or any of the Shares by giving written notice of exercise to the Company, in form satisfactory to the Board of Directors, specifying the number of Shares to be purchased and accompanying such notice with payment of the full purchase price therefor in lawful United States currency. The election shall state the address to which distributions, notices, reports, etc, are to be sent, and shall contain the Optionee's tax ID number. Once the Option has been properly exercised, the Company shall revise the books and records of the Company to reflect the Optionee's share ownership in the Company, which shall be delineated in the name of the Optionee. The Optionee shall not be entitled to any rights and privileges as a shareholder of the Company in respect of the Shares covered by this Option, until such Shares shall have been paid for in and issued to the Optionee.

b.	Payment. Payment shall be in cash, or by certified or cashier's check payable to the order of the Company,

3.              Terms and Conditions of Agreement. This Agreement shall be subject to the following terms, conditions and limitations:

a. b.
Vesting; Exercise Period. The Option to acquire the Shares shall vest ratably over 12 months. In addition to the provisions of the Plan calling for acceleration of vesting upon a Change in Control (as defined in the Plan), the Option shall vest in full on the date the Company becomes subject to the periodic reporting requirements of the Securities Exchange Act of 1934. The vested Options may be exercised in whole or in part within one (1) year following the date of vesting, after which time all such Options shall lapse.

Restrictions on Transfer under Securities Laws. Optionee understands and acknowledges that (i) the Shares are unregistered and may not be sold unless they are subsequently registered under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, or unless an exemption from such registration is available; (ii) the exemption from registration under Rule 144 under the Securities Act may not ever become available; and (iii) the Company is under no obligation to register the Shares under the Securities Act of 1933 or any state securities law or to make Rule 144 (or any other exemption) available.

4.
Adjustments upon Changes in Capitalization, etc. The Board of Directors may, in its sole and absolute discretion but in any event in accordance with the Plan, make or provide for such adjustments to the Shares subject to the Option, and to the Option (including the exercise price thereof), as it shall deem appropriate in the event of changes to the Company's equity structure by reason of a recapitalization, merger, consolidation, combination, share exchange, reorganization, liquidation, and the like, Company shall promptly notify Optionee, in writing, of any such change and the reason therefore. The issuance of additional shares of Company common stock in consideration for a capital contribution to the Company shall not be considered a recapitalization.

5.
Rights as a Shareholder. Neither the Optionee nor its representatives shall be or have any of the rights or privileges of a shareholder of the Company in respect of the Shares deliverable upon the exercise of this Option unless and until certificates representing such Shares shall have been issued and delivered.

6.
No Right of Engagement. Neither the granting of this Option, the exercise of any part hereof, nor any provision of the Plan or this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to engage the Optionee for any specified period.

7.
Representation of Optionee. Optionee hereby represents and warrants to the Company that, if the Option is exercised, the Shares shall be acquired solely for Optionee's own account, for investment purposes only and not with a view to the distribution or resale thereof.

8.
Non-Transferability. Except as otherwise provided in the Plan, this Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or any right or privilege conferred hereby, contrary to the provisions hereof, this Option and the rights and privileges conferred hereby shall immediately become null and void.

9.
Notices. All notices and other communications hereunder shall be in writing and shall he delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

a,             if to the Company, to

Hard Asset Management, Inc.
2700 Lincoln Plaza, 500 N. Akard
Dallas, Texas 75201 Attn: Roger Crabb

With a copy to:
Scheef & Stone, LLP
2700 Lincoln Plaza, 500 N. Akard
Dallas, Texas 75201
Attn: Roger Crabb; and

b.           if to Optionee, to the address for Optionee indicated on the signature page to this Agreement.

Any notice that is delivered personally or by overnight courier in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail,

10.
Term. This Agreement shall remain in effect until the Option has fully vested and been  fully exercised and the Shares have been delivered upon payment in full therefor or any unvested portion thereof has expired as provided in this Agreement.

11.	Entire Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof.

12.
Modifications. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

13.
Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions thereof If a dispute arising out of or relating to the subject matter of this Agreement is not resolved through good faith consultation between the parties, such dispute shall be settled by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document.

15.	Binding Effect. This Agreement shall be binding upon the parties hereto, together with their representatives and permitted assigns.

16.	Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

[Signature page follows]

             IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its duly authorized executive officer on the date first above written, and the Optionee has hereunto set its hand on such date.

COMPANY:

HARD ASSETT MANAGEMENT, INC.

By: /s/ Christian Briggs
Name:Christian Briggs
It's: CEO

OPTIONEE:

TOM GINGERICH

By: /s/ Tom Gingerich
Tom Gingerich, Individually

Address:
1516 Kendal Drive
Mansfield, TX 76063